UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Master Receivables Purchase Agreement

On February 27, 2024, Fluence Energy, LLC ("Fluence"), a wholly-owned subsidiary of Fluence Energy, Inc., entered into a Master Receivables Purchase Agreement, by and among Fluence and any other seller from time to time party thereto, as sellers and servicers, and Credit Agricole Corporate and Investment Bank ("CACIB"), as purchaser (the "Agreement"). The Agreement provides Fluence a mechanism to potentially offer extended payment terms to customers when requested, subject to the terms and conditions set forth in the Agreement.

Pursuant to the Agreement, Fluence may sell certain receivables (the “Purchased Receivables”) to CACIB from time to time, and CACIB may agree to purchase the Purchased Receivables in each case, on an uncommitted basis. The Agreement provides that the outstanding amount of all Purchased Receivables under the Agreement will not exceed $75.0 million, with sublimits for each account debtor and for certain kinds of receivables. The purchase price for the Purchased Receivables reflects a discount rate of 1.7% per annum for the Purchased Receivables of the initial account debtor and a per annum rate to be mutually agreed upon for any additional account debtors. Fluence intends to, but is not obligated to, pass through the cost of the purchase discount under the Agreement to the applicable customers, as may be negotiated in each case. The Agreement may be terminated by either party at any time by 30 days’ prior written notice. Fluence has granted CACIB a security interest in the Purchased Receivables, and proceeds thereof, as more fully described in the Agreement, in order to perfect CACIB’s ownership interest in the Purchased Receivables and secure the payment and performance of all obligations of Fluence to CACIB under the Agreement. The Agreement also contains customary representations and warranties and covenants.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Agreement, a copy of which will be filed as an exhibit to Fluence Energy, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2024.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: March 1, 2024	By:	/s/ Francis A. Fuselier
Francis A. Fuselier
Senior Vice President, General Counsel and Secretary